Exhibit 1.1

                             SUBSCRIPTION AGREEMENT


99 Cent Stuff, Inc.
1801 Clint Moore Road
Boca Raton, Florida 33431

Attn: Mr. Raymond Zimmerman

Gentlemen:

1. Subscription. The undersigned hereby subscribes to purchase shares (the "Shares") of the common stock, par value $.01 per share (the "Common Stock"), of 99 Cent Stuff, Inc., a Florida corporation (the "Company"), on the terms and conditions of this Agreement.

2. Receipt of Prospectus. The undersigned hereby acknowledges that the undersigned has received a copy of the Company's Prospectus, dated as of _________________ ___, 2002 (the "Prospectus"), with respect to the offering of the Common Stock.

3. Purchase of Shares. The undersigned hereby subscribes for the number of Shares specified below:

Number of Shares to be purchased:                     _______  Shares
(minimum of 100 Shares)

Price per Share:                                      x  $5.00

Total purchase price:                                $____________

Amount of enclosed check:

($5.00 per Share times
number of Shares purchased)                          $____________

4. Payment of Purchase Price. The undersigned has enclosed with this Agreement the undersigned's personal check (or a certified check, bank check or money order) payable to "Bank of America -- Escrow Agent for 99 Cent Stuff, Inc." in payment for the number of Shares listed in Section 3.

5. Title to Shares. The undersigned hereby requests that the Shares be issued as follows:

Title to be Taken - (check one)
                                                             -------------------
[  ] Individual ownership                                    (Name as
                                                             it should appear
                                                             on the Company's
                                                             stock register -
                                                             two names for
                                                             joint owners -
                                                             please print or
                                                             type)


[ ] Joint tenants with right of survivorship

[ ] Other-specify: ______________
                                                             -------------------
                                                             (Residence Address)

Social Security No. or                                       ___________________
Taxpayer Identification No:                                  (Home Phone)

                                                             -------------------
                                                             (Business Phone)

     If you would like to have the shares delivered to your broker account, please have the broker fill in this section. [Once the subscription closes, we will contact the name and phone number below, to have the deposit initiated on the DWAC system at DTC.]

----------------------------,                ---------------------------
Phone Number                                            Contact Name

---------------------------------------------------------
Name of Cleaning Broker

6. Escrow Agreement. The undersigned acknowledges and agrees that the undersigned's funds will be held in escrow in accordance with the terms of the Escrow Agreement dated ________ __, 2002 by and between the Company and Bank of America, as escrow agent.

7. Certain Acknowledgments. The undersigned is fully aware that:

         (a) The subscription offer set forth in this Agreement may be accepted or rejected in whole or in part by the Company in its sole and absolute discretion.

         (b) The subscription offer set forth in this Agreement is and shall be irrevocable, except as set forth in the Prospectus, provided that the undersigned shall have no obligations under this Agreement in the event that the subscription offer set forth in this Agreement is rejected or the offering described in the Prospectus is canceled or withdrawn.

         (c) No federal or state agency has made any finding or determination as to the fairness of the offering for public investment, and no such agency has made any recommendation or endorsement of the Shares.

         (d) There is no public market for the Shares.

8. Miscellaneous

         (a) Modification. Neither this Agreement nor any provisions of this Agreement shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

         (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the undersigned is more than one person, the obligation of the undersigned shall be joint and several and the agreements, representations, warranties and acknowledgments contained in this Agreement shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

         (c) Assignability. This Agreement is not transferable or assignable by the undersigned. Any purported transfer or assignment by the undersigned shall be null and void.

          (d) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Florida.

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of ___________________, 200__.



                                           -------------------------------
                                           Signature



                                           -------------------------------
                                           Signature (Second signature
                                           required for joint ownership)


ACCEPTANCE OF SUBSCRIPTION:

     99 Cent Stuff, Inc. hereby accepts the subscription offer set forth in this Agreement for ________ Shares, with $________ of proceeds to be deposited in the escrow account.


                                           99 CENT STUFF, INC.



                                           By:_____________________________
                                                    Its:  Chairman
                                                    Name:  Raymond Zimmerman